SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2000

Natural MicroSystems Corporation
(Exact Name of Registrant as Specified in its Chapter)

Delaware
(State of Incorporation or Organization)

0-23282 (Commission File Number)	04-2814586 (I.R.S. Employer Identification No.)
100 Crossing Boulevard, Framingham, Massachusetts (Address of Principal Executive Offices)	01760 (Zip Code)

(508) 620-9300
(Registrant's telephone number, including area code)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

    On July 7, 2000, Natural MicroSystems, acquired Inno Media Logic (I.M.L.) Inc., a Canadian company. We effected the acquisition pursuant to a Merger Agreement dated as of May 18, 2000 by and among us, our Canadian wholly owned subsidiary, Michel Laurence, Michel Brûlé, Stéphane Tremblay and Investissements Novacap Inc. We issued or reserved for future issuance an aggregate of 1,317,452 shares of our common stock and paid approximately $69.1 million in cash in exchange for all of the outstanding shares of I.M.L., and we assumed the unvested options of I.M.L. The cash consideration was paid from available funds. I.M.L. will become our New Network Access Business Unit, and it will be headed by I.M.L.'s founder, president and chief technology officer Michel Laurence.

Item 5. OTHER EVENTS

    On July 10, 2000 our Board of Directors declared a two-for-one stock split, to be paid on August 7, 2000 as a 100% stock distribution on our common stock. The stock distribution will entitle each stockholder of record at the close of business on July 24, 2000 to one additional share for every one share of our common stock held on that date. Share numbers in Item 2 have not been adjusted to reflect this stock split.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

  1.
  Natural MicroSystems Corporation intends to provide the financial statements of I.M.L. for the periods specified in Rule 3-05 (b) of Regulation S-X, together with a manually signed accountant's report pursuant to Rile 2-02 of Regulation S-X, under cover of a Form 8-K/A within the time specified for such filing by Item 7 (a)(4) of this form.

  (b)
  Pro Forma Financial Information

  2.
  Pro forma Financial information will be filed, under cover of a Form 8-K/A within the time specified for such filing by Item 7 (b)(2) of this form.

  (c)
  Exhibits

  (2.1)
  Merger Agreement dated as of May 18, 2000, by and among Natural MicroSystems Corporation, 3758982 Canada Inc., Michel Laurence, Michel Brûlé, Stéphane Tremblay and Investissements Novacap Inc. Pursuant to Item 601 (b)(2) of Regulation S-K, the schedules and exhibits referred to in the Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

    Pursuant to the requirements to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its half by the undersigned hereto duly authorized.

NATURAL MICROSYSTEMS CORPORATION
July 20, 2000	By: /s/ ROBERT P. SCHECHTER
	Name:	Robert P. Schechter
	Title:	President, Chief Executive Officer and
Chairman of the Board of Directors (Principal Executive Officer)
July 20, 2000	By: /s/ ROBERT E. HULT
	Name:	Robert E.Hult
	Title:	Senior Vice President of Finance and Operations,
Chief Financial Officer and Treasurer (Principal Financial Officer)

EXHIBITS

  (2.1)
  Merger Agreement dated as of May 18, 2000, by and among Natural MicroSystems Corporation, 3758982 Canada Inc., Michel Laurence, Michel Brûlé, Stéphane Tremblay and Investissements Novacap Inc. Pursuant to Item 601 (b) (2) of Regulation S-K, the schedules and exhibits referred to in the Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.